News Release From Nuance Communications

For Immediate Release
Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Erica Hill Nuance Communications, Inc. Tel: 781-565-5000 Email: erica.hill@nuance.com
Nuance Announces Preliminary Fiscal Fourth Quarter Results
Company Expects Record Performance in the Quarter;
Final Results to be Announced on November 14, 2006
BURLINGTON, Mass., October 31, 2006 — Nuance Communications, Inc. (Nasdaq: NUAN) today announced preliminary financial results for its fourth fiscal quarter, ended September 30, 2006. Nuance issued the preliminary results in advance of upcoming analyst and investor meetings. These preliminary results are subject to revision until the Company reports its final fourth fiscal quarter results on November 14, 2006.
Based on preliminary financial data, Nuance expects fiscal fourth quarter 2006 revenues between $126 million and $128 million, compared with fiscal fourth quarter 2005 revenues of $61.9 million. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company expects non-GAAP revenue between $130 million and $132 million which includes approximately $4 million in revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation.
On a GAAP basis, Nuance expects a net loss between $(0.01) and $(0.02) per share for the quarter ended September 30, 2006. Using a non-GAAP measure, Nuance expects non-GAAP net income between $0.13 and $0.14 per diluted share for the period ending September 30, 2006.
On August 8, 2006, Nuance provided guidance for its fiscal fourth quarter 2006 of GAAP revenues between $116 million and $120 million; non-GAAP revenues between $122 million and $126 million; a GAAP net loss of $(0.03) per share; and non-GAAP net income between $0.11 and $0.12 per diluted share.
The non-GAAP net income amount excludes non-cash taxes and interest, amortization and impairment of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. The non-GAAP revenue amount includes revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.

The Company disclosed several other preliminary highlights for the quarter:
•	Revenues for its Dragon product line were a record both for the quarter and for the full-year, fueled by a very strong reception to the release of Version 9.

•	Dictaphone healthcare revenues were up sequentially and year-over-year in the quarter and accompanied by strong sales of the Dragon product line in healthcare.

•	Network revenues were also up sequentially and year-over-year. Strong license and services revenue in North America resulted in record revenues in that market.

•	The Company’s embedded revenues, addressing the mobility market, exceeded $10 million in the quarter, a new record, driven by strong royalties and accompanied by additional design wins.

•	Preliminary gross margins were above expectations, while operating expenses were at target.

•	Cash flows from operations are expected to be approximately $25 million as compared to $13.4 million last quarter and $7.7 million in the same quarter a year ago. The Company ended the quarter with cash balances of approximately $112 million.
The company also advised that it will discontinue a minor Windows-based product, with revenues of approximately $1 million annually. As a result, it has chosen not to update the product for Windows Vista and will instead recognize a non-cash charge in the fourth quarter of approximately $2.5 million for impairment of remaining intangible assets associated with that product. That charge is included in the updated estimates.
For the first fiscal quarter of 2007, the Company anticipates revenues to be at or slightly above the high end of the range of analyst estimates and expects earnings to be within the range of analyst estimates. The Company reminds investors that the first fiscal quarter historically has included significant expenses associated with its annual sales meeting and annual user conference, Conversations. The Company also noted that it believes the range of analyst estimates for revenues and earnings for the fiscal year of 2007 is reasonable.
Nuance to Announce Final Fourth Quarter 2006 Earnings on November 14, 2006
On Tuesday, November 14, 2006, Nuance will announce final results for its fiscal fourth quarter 2006 after the market close. In conjunction with the announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing 800-230-1096 or 612-332-0228 five minutes prior to the call and referencing conference code 846225. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial 800-475-6701 or 320-365-3844 and refer to access code 846225.
About Nuance Communications, Inc.
Nuance (Nasdaq: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Safe Harbor for Forward-Looking Statements — Statements in this document regarding Nuance’s preliminary fiscal fourth quarter financial results, the anticipated date of the release of Nuance’s final fiscal fourth quarter results and any other statements about Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10-K/A for the year ended September 30, 2005 and Nuance’s most recent quarterly report on Form 10-Q filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Discussion of non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal fourth quarter ended September 30, 2006, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisition of Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related integration and transition costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; (iii) certain accrued income taxes; and (iv) impairment of intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
GAAP: Fiscal Fourth Quarter 2006 Preliminary Results

	Three months ended
	September 30, 2006
	Low	High
GAAP Total revenue	$126,000	$128,000
Purchase accounting adjustment — Dictaphone revenue	4,000	4,000

Total Non-GAAP revenue	$130,000	$132,000

GAAP net income (loss), per share	$(0.02)	$(0.01)
Cost of revenue from amortization of intangible assets, per share	0.03	0.03
Amortization of intangible assets, per share	0.04	0.04
Stock based compensation, per share	0.03	0.03
Restructuring and other charges, per share	0.00	0.00
Acquisition related transition and integration costs, per share	0.01	0.01
Non-cash interest expense, per share	0.01	0.01
Non-cash taxes, per share	0.01	0.01
Purchase accounting adjustment, Dictaphone revenue	0.02	0.02

Non-GAAP net income (loss), per share	$0.13	$0.14

Shares used in computing non-gaap net income (loss) per share:

Weighted average common shares: basic	168,000	168,000

Weighted average common and common equivalent shares: diluted	181,000	181,000

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
GAAP: Fiscal Fourth Quarter 2006
     Net Income Per Share Guidance

	Three months ended
	September 30, 2006
	Low	High
GAAP Total revenue	$116,000	$120,000
Purchase accounting adjustment — Dictaphone revenue	6,000	6,000

Total Non-GAAP revenue	$122,000	$126,000

GAAP net income (loss), per share	$(0.03)	$(0.03)
Cost of revenue from amortization of intangible assets, per share	0.01	0.01
Amortization of intangible assets, per share	0.03	0.03
Stock based compensation, per share	0.03	0.03
Restructuring and other charges, per share	0.00	0.00
Acquisition related transition and integration costs, per share	0.03	0.03
Non-cash interest expense, per share	0.01	0.01
Non-cash taxes, per share	0.00	0.01
Purchase accounting adjustment, Dictaphone revenue	0.03	0.03

Non-GAAP net income (loss), per share	$0.11	$0.12

Shares used in computing non-gaap net income (loss) per share:

Weighted average common shares: basic	168,000	168,000

Weighted average common and common equivalent shares: diluted	185,000	185,000